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                                                                  EXHIBIT 21


                       AMC ENTERTAINMENT INC. AND SUBSIDIARIES

                         AMC ENTERTAINMENT INC.
                            American Multi-Cinema, Inc.
                            AMC Entertainment International, Inc.
                               AMC Entertainment International Limited
                                   AMC Entertainment Espana S.A.
                                   Actividades Multi-Cinemas E Espectaculos, LDA AMC Theatres of U.K., Limited
                               AMC De Mexico, S.A., De C.V.
                               AMC Europe S.A.
                            National Cinema Network, Inc.
                            AMC Realty, Inc.
                               Centertainment, Inc.
                                   Centertainment Development, Inc.
                                        Power & Light District, LLC
                                        Pavilion Holdings LLC
                            AMC License Corp.
                            AMCPH Holdings, Inc.



                          All subsidiaries are wholly-owned.